Exhibit 4.3

                               INTER-CON/PC, INC.

                            EMPLOYEE BENEFIT PACKAGE



================================================================================
DATE:                                                  BENEFITS
SUBJECT: Employee Benefit Package                       HEALTHCARE:
FOR:                                                    DENTAL:
                                                        VACATION:
                                                        HOLIDAYS:
                                                            STOCK OPTIONS:
          TITLE/SALARY:
  HIRE DATE:
================================================================================


Dear  : [Employee]

As an employee of Inter-Con/PC, Inc. (IPC), you receive a benefit package that is granted to you on behalf of the Company. Your specific benefits are outlined above.

Also as an employee of Inter-Con/PC (IPC), you have a wonderful opportunity to make significant contribution gains to your overall net worth through IPC stock options. The options that you have been awarded will grow, if IPC achieves its goals in the coming months.

You had, as of December 31, _______, _________ options. This figure includes a bonus of _________ Incentive Options, awarded to you effective ___________________. You have also been granted, on __________________,
____________ additional Incentive Stock Options, for now a total of Incentive Stock Options. Of these options, ZERO (0) are Common Shares and ______________ are Incentive Stock Options. The option price of these shares are a) ______ @ $ _____ per share and, b) ________ @ $ _____ per share, and, C) ________ @ $ _____
per share.


To illustrate the stock option plan's potential, multiply the number of shares by the NET GAIN PER SHARE, if the stock price were to reach a) $5.00 or, b) $10.00 in twelve (12) months.

EXAMPLES:
---------

A)  IF THE STOCK PRICE REACHES $5.00 PER SHARE (OPTION PRICE $.87)

For each share:                             FOR 37,500 SHARES:
         stock price is             $5.00      stock (37,500 X $5.00)             =    $187,500
         less option price          $ .87      option cost (37,500 X $.87)        =    $ 32,625
         NET GAIN PER SHARE IS      $4.13   TOTAL NET GAIN (37,500 X $4.13)       =    $154,875


B)  IF THE STOCK PRICE REACHES $10.00 PER SHARE (OPTION PRICE $.87)
For each share:                             FOR 37,500 SHARES:
         stock price is             $ 10.00    stock (37,500 X $10.00)            =    $375,000
         less option price          $   .87    option cost (37,500 X $.87)        =    $ 32,625
         NET GAIN PER SHARE IS      $  9.13 TOTAL NET GAIN (37,500 X $9.13)       =    $342,375





                                       1



A)  IF THE STOCK PRICE REACHES $5.00 PER SHARE       (OPTION PRICE $.56)
For each share:                             FOR 5,000 SHARES:
         stock price is             $5.00      stock (5,000 X $5.00)              =    $25,000
         less option price          $ .56      option cost (5,000 X $.56)         =    $ 2,800
         NET GAIN PER SHARE IS      $4.44   TOTAL NET GAIN (5,000 X $4.44)        =    $22,200


B)  IF THE STOCK PRICE REACHES $10.00 PER SHARE (OPTION PRICE $.56)

For each share:                             FOR 5,000 SHARES:
         stock price is             $10.00     stock (5,000 X $10.00)             =    $50,000
         less option price          $  .56     option cost (5,000 X $.56)         =    $ 2,800
         NET GAIN PER SHARE IS      $ 9.44  TOTAL NET GAIN (5,000 X $9.44)        =    $47,200


A)  IF THE STOCK PRICE REACHES $5.00 PER SHARE       (OPTION PRICE $.34)
For each share:                             FOR 10,000 SHARES:
         stock price is             $5.00      stock (10,000 X $5.00)             =    $50,000
         less option price          $ .34      option cost (10,000 X $.34)        =    $ 3,400
         NET GAIN PER SHARE IS      $4.66   TOTAL NET GAIN (10,000 X $4.66)       =    $46,600

B)  IF THE STOCK PRICE REACHES $10.00 PER SHARE (OPTION PRICE $.34)
For each share:                             FOR 10,000 SHARES:
         stock price is             $10.00     stock (10,000 X $10.00)            =   $100,000
         less option price          $  .34     option cost (10,000 X $.34)        =   $  3,400
         NET GAIN PER SHARE IS      $ 9.66  TOTAL NET GAIN (10,000 X $9.66)       =   $ 96,600


As you can see, there is a tremendous upside to our gain if we work together and focus on the same issues. Today, there are five (5) goals on which we must concentrate:

1) THE BEST INTERACTIVE MULTI-MEDIA HOME SET DESIGN
2) THE BEST QUALITY AT THE LOWEST COST TO OUR CUSTOMER
3) CUSTOM DESIGN PROGRAM
4) GUARANTEED DELIVERY - ON TIME WHERE THE CUSTOMER NEEDS IT!
5) CUSTOMER FEATURES THROUGH IMAGINATION

We need everyone's full contribution to meet our goals.

Thank you in advance,

[signature]
Michael P. Ferderer




            7667 Equitable Drive, Suite 101.Eden Prairie, MN 55344. 612/975-0001(ph).612/975-9099 (fax). www.interconpc.net